UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2015

AMERICAN EXPRESS COMPANY
(Exact name of registrant as specified in its charter)

New York	1-7657	13-4922250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

200 Vesey Street New York, New York	10285
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 640-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

American Express Company (the “Company”) is hereby furnishing below delinquency and write-off statistics for the lending portfolio of its U.S. Card Services (“USCS”) operating segment for the months ended November 30 and December 31, 2014 and January 31, 2015.

American Express Company
U.S. Card Services
Delinquency and Write-off Rate Statistics

As of and for the months ended November 30 and December 31, 2014 and January 31, 2015

(Billions, except percentages)
	November 30, 2014	December 31, 2014	January 31, 2015
Card Member lending:
Total loans	$59.9	$62.6	$60.4
30 days past due loans as a % of total	1.0%	1.0%	1.0%
Average loans	$59.1	$61.2	$61.5
Net write-off rate – principal only (a)	1.4%	1.3%	1.4	% (b)

(a)	Net write-off rate based on principal only (i.e., excluding interest and /or fees).
(b)
Reflects a change in timing of charge-offs for loans in certain modification programs from 180 days past due to 120 days past due beginning January 2015.  Excluding the impact of the change, the net write-off rate – principal only for the month ended January 31, 2015 was 1.3%.

Note:  The statistics presented above are based on the USCS operating segment’s total portfolio of Card Member loans determined in accordance with U.S. generally accepted accounting principles, which includes all securitized and non-securitized Card Member loans.

The statistics presented above provide information that is additional to the data reported by the American Express Credit Account Master Trust (the “Lending Trust”) in its monthly Form 10-D report filed with the Securities and Exchange Commission (the “Commission”).  The Card Member loans that have been securitized through the Lending Trust do not possess identical characteristics with those of the total portfolio of USCS loans, which reflects the aggregate of securitized and non-securitized loans.  Thus, the reported credit performance of the Lending Trust may, on a month-to-month basis, be better or worse than the credit performance of the total portfolio.  Reported differences may arise as a result of, among other things, differences in the mix and vintage of loans between the Lending Trust and the total portfolio (including, among other things, the larger proportion of small business loans in the non-securitized portion of the total portfolio), the number of days in the reporting period covered by the Form 10-D being filed by the Lending Trust, the use of end-of-period principal loan balances to calculate write-off statistics in the Lending Trust compared to the use of average loan balances over the reporting period used in the total portfolio statistics, as well as other mechanics of the calculation for the lending trust net write-off rate, which is impacted by any additions to the securitization trust within a particular period.  In addition, the reporting period for the total portfolio is based on a calendar month, as compared to the reporting period covered by the Form 10-D reports for the Lending Trust, which is generally based on a monthly period beginning on or around the 25th day of each calendar month.

Set forth below is certain information regarding the credit performance of the Lending Trust for its three most recent monthly reporting periods, as reported in its Form 10-D report filed with respect to each such period.

American Express Credit Account Master Trust

(Billions, except percentages)

	October 25, 2014 through November 24, 2014	November 25, 2014 through December 25, 2014	December 26, 2014 through January 25, 2015
Ending total principal balance	$27.7	$29.5	$28.1
Defaulted amount	$0.05	$0.05	$0.05
Annualized default rate, net of recoveries	1.4%	1.3%	1.4	%(a)
Total 30+ days delinquent	$0.3	$0.3	$0.3

(a)
Reflects a change in timing of charge-offs for loans in certain modification programs from 180 days past due to 120 days past due beginning January 2015.  Excluding the impact of the change, the annualized default rate, net of recoveries for the period December 26, 2014 through January 25, 2015 was 1.3%.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPRESS COMPANY
(REGISTRANT)

By:	/s/ Carol V. Schwartz
Name: Carol V. Schwartz
Title: Secretary

Date:  February 17, 2015